Filed pursuant to Rule 424(b)(5)
Registration No. 333-297897

PROSPECTUS SUPPLEMENT To prospectus dated July 31, 2026
Up to $1,000,000,000 of Class A Common Stock
On December 17, 2025, Healthcare Realty Trust Incorporated (the “Company” or “HR”) and Healthcare Realty Holdings, L.P. entered into equity distribution agreements (as amended from time to time, the “equity distribution agreements”) with each of J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., and Wells Fargo Securities, LLC, as sales agents (each a “sales agent,” and together, the “sales agents”), and each of the forward sellers and forward purchasers (as defined below), to offer and sell up to an aggregate of $1,000,000,000 of the Company’s Class A Common Stock, par value $0.01 per share, which we refer to herein as our common stock, from time to time through the sales agents.
The equity distribution agreements provide that, in addition to the issuance and sale of shares of common stock by us through the sales agents acting as our sales agents or as principals, we also may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and each of JPMorgan Chase Bank, National Association, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Jefferies LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Nomura Global Financial Products, Inc., Regions Securities LLC, Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank, and Wells Fargo Bank, National Association. We refer to these entities, when acting in this capacity, individually as a “forward purchaser” and collectively as “forward purchasers.” We refer to the sales agents, or their applicable affiliates or, in the case of BTIG, LLC, Nomura Securities International, Inc. (acting through BTIG, LLC as agent), when acting as agents for the forward purchasers, individually as a “forward seller” and collectively as “forward sellers.” Each forward purchaser will be either one of the sales agents named herein or an affiliate of one of those sales agents and, unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” forward purchaser mean, with respect to any sales agent, the affiliate of such sales agent that is acting as forward purchaser or, if applicable, such sales agent acting in its capacity as forward purchaser. In connection with each particular forward sale agreement, the relevant forward purchaser will, at our request, borrow from third parties and, through the relevant forward seller, sell a number of shares of our common stock equal to the number of shares of common stock underlying the particular forward sale agreement. In no event will the aggregate offering price of shares of common stock sold through the sales agents and forward sellers under the equity distribution agreements and under any forward sale agreements exceed $1,000,000,000.
As of the date of this prospectus supplement, we have not sold any shares of our common stock under the equity distribution agreements, and as a result, shares of our common stock having an aggregate price of up to $1,000,000,000 remain available for offer and sale pursuant to this prospectus supplement and accompanying prospectus. Any sales pursuant to this prospectus supplement will be made in accordance with the equity distribution agreements and related master forward sale agreements.
The Company’s common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “HR.” On July 30, 2026, the last reported sales price of the Company’s common stock on the NYSE was $21.53 per share.
Sales of shares of the Company’s common stock under this prospectus supplement and the accompanying prospectus, if any, may be made in privately negotiated transactions (including block transactions) and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), which includes sales made directly on the NYSE, the existing trading market for the Company’s common stock, or sales made to or through a market maker other than on an exchange. The sales agents and forward sellers will make all sales on a best efforts basis using commercially reasonable efforts consistent with their respective normal trading and sales practices, on mutually agreed terms between the sales agents or forward sellers and the Company. There is no specific date on which the offering will end, there are no minimum purchase requirements and there are no arrangements to place the proceeds of the offering in an escrow, trust or similar account.
Under the terms of the equity distribution agreements, we may also sell shares of our common stock to any of the sales agents, acting as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to a sales agent as principal, we will enter into a separate terms agreement with the relevant sales agent.
The compensation to the sales agents for sales of the Company’s common stock pursuant to the equity distribution agreements will be up to 2.0% of the gross proceeds of the sales price per share of the Company’s common stock sold. In connection with each forward sale agreement, we will pay the relevant forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, up to 2.0% of the gross sales price of all borrowed shares of the Company’s common stock sold during the applicable forward hedge selling period by it as a forward seller.

The net proceeds from any sales under this prospectus supplement and the accompanying prospectus will be used as described under “Use of Proceeds” in this prospectus supplement. We will not initially receive any proceeds from the sale of borrowed shares of the Company’s common stock by a forward seller. We expect to physically settle in full each particular forward sale agreement with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares of common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. However, we may also elect to cash settle or net share settle a particular forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of common stock (in the case of net share settlement) to the relevant forward purchaser. See “Plan of Distribution.”
In connection with the sale of the Company’s common stock, the sales agents, forward sellers, and forward purchasers may each be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the sales agents, forward purchasers, and the forward sellers may be deemed to be underwriting commissions or discounts. The Company has agreed to provide indemnification and contribution to the sales agents, forward sellers, and forward purchasers against certain civil liabilities, including liabilities under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal and state laws and regulations.
Investing in the Company’s common stock involves risks. You should carefully read and consider the “Forward-Looking Statements” and “Risk Factors” beginning on pages S-2 and S-5, respectively, of this prospectus supplement, the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 3 and 7, respectively, of the accompanying prospectus, along with the “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 incorporated herein by reference.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan	BofA Securities	Barclays	BTIG

Citigroup	Credit Agricole CIB	Fifth Third Securities	Jefferies

Mizuho	Morgan Stanley	MUFG	RBC Capital Markets

Regions Securities LLC	Scotiabank	Truist Securities	Wells Fargo Securities

The date of this prospectus supplement is July 31, 2026.

S-i

About this Prospectus Supplement
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, the information in this prospectus supplement shall control.
Neither the Company nor the sales agents, forward sellers, or forward purchasers have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that information contained in any document incorporated or deemed to be incorporated by reference is accurate as of any date other than the date of that document. The Company’s business, financial conditions, prospects and results of operations may have changed since those respective dates.
The distribution of this prospectus supplement and the accompanying prospectus in some jurisdictions may be restricted by law. The Company and the sales agents and forward sellers are offering to sell, and seeking others to buy, shares only in jurisdictions where offers and sales are permitted. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless stated otherwise or the context otherwise requires, references to the “Company,” “we,” “us,” and “our” are to Healthcare Realty Trust Incorporated and its consolidated subsidiaries, including its operating partnership, Healthcare Realty Holdings, L.P. (the “operating partnership”).

Forward-Looking Statements
Before making an investment in the Company’s common stock, you should carefully consider, among other factors, the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This prospectus supplement and the accompanying prospectus do not describe all of the risks of an investment in the Company’s common stock. You should consult your own financial and legal advisors as to the risks entailed by an investment in these shares and the suitability of investing in such shares in light of your particular circumstances.
This prospectus supplement, the accompanying prospectus and other materials the Company has filed or may file with the SEC, as well as information included in oral statements or other written statements made, or to be made, by senior management of the Company, contain, or will contain, disclosures which are “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could” and other comparable terms. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties that could significantly affect the Company’s current plans and expectations and future financial condition and results. Such risks and uncertainties include, among other things, the following:
•Our expected results may not be achieved;
•Our revenues depend on the ability of our tenants under our leases to generate sufficient income from their operations to make rental payments to us;
•Our results of operations have been and will continue to be impacted negatively by the Prospect Medical bankruptcy;
•Owning real estate and indirect interests in real estate is subject to inherent risks;
•We may incur impairment charges on our real estate properties or other assets;
•We have properties subject to purchase options that expose us to reinvestment risk and reduction in expected investment returns;
•If we are unable to promptly re-let our properties, if the rates upon such re-letting are significantly lower than the previous rates or if we are required to undertake significant expenditures or make significant leasing concessions to attract new tenants, then our business, consolidated financial condition and results of operations would be adversely affected;
•Certain of our properties are special purpose healthcare facilities and may not be easily adaptable to other uses;
•We have, and in the future may have more, exposure to fixed rent escalators, which could lag behind inflation and the growth in operating expenses such as real estate taxes, utilities, insurance, and maintenance expense;
•Our real estate investments are illiquid and we may not be able to sell properties strategically targeted for disposition;
•We are subject to risks associated with the development and redevelopment of properties;
•We may make material acquisitions and undertake developments and redevelopments that may involve the expenditure of significant funds and may not perform in accordance with management’s expectations;
•We are exposed to risks associated with geographic concentration;
•Many of our leases are dependent on the viability of associated health systems. Revenue concentrations relating to these leases expose us to risks related to the financial condition of the associated health systems;

•Many of our properties are held under ground leases. These ground leases contain provisions that may limit our ability to lease, sell, or finance these properties;
•We may experience uninsured or underinsured losses;
•Damage from catastrophic weather and other natural events, whether caused by climate change or otherwise, could result in losses to us;
•We face risks associated with security breaches through cyber attacks, cyber intrusions, or otherwise, as well as other significant disruptions of our information technology networks and related systems;
•We have structured and may in the future structure acquisitions of property in exchange for limited partnership units of the operating partnership on terms that could limit our liquidity or flexibility;
•We are a holding company with no direct operations and, as such, we rely on funds received from the operating partnership to pay liabilities, and the interests of our stockholders will be structurally subordinated to all liabilities and obligations of the operating partnership and its subsidiaries;
•We cannot assure you that we will be able to continue paying dividends at or above the rates previously paid;
•Pandemics, and measures intended to prevent their spread or mitigate their severity could have a material adverse effect on our business, results of operations, cash flows and financial condition;
•Our success depends, in part, on our ability to attract and retain talented employees. The loss of any one of our key personnel or the inability to maintain appropriate staffing could adversely impact our business;
•We have incurred significant debt obligations and may incur additional debt and increase leverage in the future;
•Covenants in our debt instruments limit our operational flexibility, and a breach of these covenants could materially affect our consolidated financial condition and results of operations;
•If lenders under our credit facility fail to meet their funding commitments, our operations and consolidated financial position would be negatively impacted;
•The unavailability of equity and debt capital, volatility in the credit markets, increases in interest rates, or changes in our debt ratings could have an adverse effect on our ability to meet our debt payments, make dividend payments to stockholders or engage in acquisition and development activity;
•Increases in interest rates could have a material adverse effect on our cost of capital;
•Our swap agreements may not effectively reduce our exposure to changes in interest rates;
•We have entered into joint venture agreements that limit our flexibility with respect to jointly owned properties and expect to enter into additional such agreements in the future;
•The U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward equity agreement is unclear and could jeopardize our ability to meet the real estate investment trust (“REIT”) qualification requirements;
•In case of our bankruptcy or insolvency, any forward equity agreements will automatically terminate, and we would not receive the expected proceeds from any forward sale of shares of our common stock;
•Our property taxes could increase due to reassessment or property tax rate changes;
•Trends in the healthcare service industry, including the recent passage of the One Big Beautiful Bill Act, which is the subject of ongoing analysis, may negatively affect the demand for our properties, lease revenues and the values of our investments;

•The costs of complying with governmental laws and regulations may adversely affect our results of operations;
•Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”);
•If we fail to remain qualified as a REIT, we will be subject to significant adverse consequences, including adversely affecting the value of our common stock;
•Our charter, as well as provisions of the Maryland General Corporation Law (the “MGCL”), contain limits and restrictions on transferability of our common stock which may have adverse effects on the value of our common stock;
•Complying with the REIT requirements may cause us to forego otherwise attractive opportunities;
•The prohibited transactions tax may limit our ability to sell properties;
•New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT; and
•New and increased transfer tax rates may reduce the value of our properties.
All forward-looking statements attributable to the Company or persons acting on our behalf apply only as of the date of this prospectus supplement and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement. The Company undertakes no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.

Risk Factors
Investing in the Company’s common stock involves risks. Before making an investment in the Company’s common stock, you should carefully consider, among other factors, the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Please see “Forward-Looking Statements” beginning on page S-2 of this prospectus supplement. Please also see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 5 and 7, respectively, of the accompanying prospectus and the risks described in the documents incorporated by reference, including those identified under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated in the Company’s subsequent filings with the SEC under the Exchange Act. The risks described in this prospectus supplement and the accompanying prospectus are not the only ones faced by the Company. Additional risks not presently known or that the Company currently deems immaterial could also materially and adversely affect the Company’s financial condition, results of operations, business and prospects. You should consult your own financial and legal advisors as to the risks entailed by an investment in these shares and the suitability of investing in such shares in light of your particular circumstances. The Company’s business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of the Company’s common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment.
Risk Factors Related to our Common Stock and this Offering
Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.
Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.
The issuance of any shares under the equity distribution agreements or the offering of any shares pursuant to a forward sale agreement will be dilutive, and you may experience future dilution as a result of future equity offerings.
The issuance of any shares of common stock in this offering, as well as any shares issued by us in connection with a physical or net share settlement under any forward sale agreement, the receipt of the expected net proceeds and the use of those proceeds, if any, in each case, will have a dilutive effect on our expected earnings per share. The actual amount of dilution cannot be determined at this time and will be based upon numerous factors that are currently not known to us. In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for shares. Investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock, or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Risk Factors Related to Forward Sale Agreements
Settlement provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.
The Company has entered into forward sale agreements and may enter into one or more additional forward sale agreements. With respect to any forward sale agreements, the relevant forward purchaser will have the right to accelerate that particular forward sale agreement (with respect to all or any portion of the transaction under that particular forward sale agreement that the relevant forward purchaser determines is affected by such event) and require us to settle on a date specified by the relevant forward purchaser if:
•the relevant forward purchaser is unable to, or would incur a material increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;
•a termination event occurs as a result of us declaring a dividend or distribution on our common stock with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;
•an extraordinary event (as such term is defined in that particular forward sale agreement and which includes certain mergers and tender offers and the delisting of our common stock) occurs or our board of directors votes to approve or there is a public announcement of, in either case, any action that, if consummated, would constitute such an extraordinary event; or
•certain other events of default, termination events, or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into that particular forward sale agreement, or a nationalization, a bankruptcy termination event or a change in law (as such terms are defined in that particular forward sale agreement).
A forward purchaser’s decision to exercise its right to accelerate the settlement of a particular forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of common stock under the physical settlement provisions of that particular forward sale agreement or, if we so elect and the forward purchaser so permits our election, net share settlement provisions of that particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option. We expect that each forward sale agreement will be physically settled by delivery of shares of common stock unless we elect to cash settle or net share settle a particular forward sale agreement. Upon physical settlement or, if we so elect (or are obligated to so deliver), net share settlement of a particular forward sale agreement, the delivery of shares of common stock will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of common stock underlying a particular forward sale agreement, we expect that the relevant forward purchaser (or an affiliate thereof) will purchase a number of shares of common stock necessary to satisfy its or its affiliate’s obligation to return the shares of common stock borrowed from third parties in connection with sales of shares of common stock under that forward sale agreement, adjusted in the case of net share settlement by any shares deliverable by or to us under the forward sale agreement. In addition, the purchase of shares of common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of shares of common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of common stock we would deliver to the relevant forward purchaser (or decreasing the number of shares of common stock that the relevant forward purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.
The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of common stock during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the applicable forward sale price. If the market value of shares of common stock, determined in accordance with the terms of the relevant forward sale agreement, during the relevant valuation period under the particular forward sale agreement is above the applicable forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser under that particular forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant forward purchaser a number of shares of common stock having a value, determined in accordance with the terms of the relevant forward sale agreement, equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale agreement. If the market value of the Company’s common stock, determined in accordance with the terms of the relevant forward sale agreement, during the relevant valuation period under that particular forward sale agreement is below the applicable forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under that particular forward sale agreement or, in the case of net share settlement, we would receive from the relevant forward purchaser a number of shares of common stock having a value equal to the difference. See “Plan of Distribution” for information on the forward sale agreements.
The U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the relevant forward purchaser.
Under Section 1032 of the Internal Revenue Code of 1986, as amended, or the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract” (as defined in the Code, by reference to the Exchange Act). Although we believe that any amount received by us in exchange for our stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. If we recognize a significant gain from the cash settlement of a forward sale agreement, we might be unable to satisfy the gross income requirements applicable to real estate investment trusts, or REITs under the Code described in the accompanying prospectus. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we would be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.
In case of our bankruptcy or insolvency, any forward sale agreements will automatically terminate, and we would not receive the expected proceeds from any forward sales of shares of the Company’s common stock.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreements that are then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any shares of common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of common stock.

The Company
The Company is a self-managed and self-administered REIT that owns, leases, manages, acquires, finances, develops and redevelops income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States.
The Company operates so as to qualify as a REIT for federal income tax purposes. As a REIT, the Company is not subject to corporate federal income tax with respect to taxable income distributed to its stockholders. See “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of risks associated with qualifying as a REIT.
As of June 30, 2026, the Company had gross investments of approximately $10.3 billion in 501 consolidated real estate properties, construction in progress, redevelopments, financing receivables, financing lease right-of-use assets, land held for development and corporate property, excluding held for sale assets. In addition, as of June 30, 2026, the Company had a weighted average ownership interest of approximately 30% in 62 real estate properties held in unconsolidated joint ventures. The Company’s consolidated real estate properties are located in 26 states and total approximately 28.9 million square feet. The Company provided leasing and property management services to 92% of its portfolio nationwide as of June 30, 2026.
The Company is structured as an umbrella partnership REIT under which substantially all of its business is conducted through the operating partnership, the day-to-day management of which is exclusively controlled by the Company. As of June 30, 2026, the Company owned 98.8% of the issued and outstanding units of the operating partnership (“OP Units”), with other investors owning the remaining 1.2% of OP Units.
Principal Executive Offices
The principal executive offices of Healthcare Realty Trust Incorporated are located at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203. The telephone number of the executive offices is (615) 269-8175. We maintain a website at www.healthcarerealty.com. The information contained on, or accessible through, this website, or any other website, is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus.

Use of Proceeds
The Company will use the net proceeds from this offering, including from the settlement of any forward sale agreements, for general corporate purposes, including investment in healthcare facilities, including contributions to the operating partnership in exchange for OP Units. Pending such investments, the Company may apply the net proceeds to outstanding indebtedness under the Company’s Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of July 25, 2025, as amended from time to time (the “Unsecured Credit Facility”), repay commercial paper notes upon maturity, and/or place the net proceeds in cash or cash equivalents. There were no amounts outstanding under the Unsecured Credit Facility as of July 24, 2026. The balance on the Unsecured Credit Facility fluctuates routinely in the ordinary course of the Company’s business from various sources and uses of funds. Revolving loans outstanding under the Unsecured Credit Facility bear interest at a floating rate equal to the daily simple SOFR, term SOFR or base rate, as applicable, plus an applicable margin, which depends on the Company's credit ratings, ranging from 0.725% to 1.40% (currently 0.85%). SOFR loans bear interest at the secured overnight financing rate as determined by the Federal Reserve Bank of New York, subject to a floor of 0%. Term SOFR loans may have a one-, three-, or six-month interest period. Base rate loans bear interest at a rate per annum equal to the greatest of (a) the prime rate as publicly announced by the Administrative Agent, (b) the federal funds rate plus 0.50%, and (c) adjusted daily simple SOFR plus 1.00%, in each case, subject to a floor of 1.00%. In addition, the Company pays a facility fee on the revolving commitments, which depends on the Company's credit ratings, ranging from 0.125% to 0.30% (currently 0.20%).
In February 2026, the Company entered into a commercial paper dealer agreement to issue short-term commercial paper notes of up to $600.0 million, with maturities up to 364 days. The program is backstopped by the Revolving Credit Facility. The notes will be issued at par less a discount representing an interest factor, or if interest bearing, at par. As of July 24, 2026, the Company had a principal balance of $259.0 million outstanding.
Affiliates of J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., and Wells Fargo Securities, LLC are lenders under the Unsecured Credit Facility and therefore will receive a portion of the net proceeds from this offering used to repay outstanding amounts on the Unsecured Credit Facility. See “Plan of Distribution.”
To the extent that we elect to cash settle any particular forward sale agreement, we may not receive any net proceeds (or may owe cash to the relevant forward purchaser). To the extent that we elect to net share settle any particular forward sale agreement in full, we would not receive any proceeds from the relevant forward purchaser.
We will not initially receive any proceeds from any sales of our common stock by a forward seller in connection with any forward sale agreement. We expect to fully physically settle each particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares of common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be equal to the sales prices of all borrowed shares of common stock sold by the relevant forward seller during the applicable forward hedge selling period less a forward hedge selling commission of up to 2.0%, and will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our shares of common stock during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the applicable forward sale price. Unless the federal funds rate increases substantially prior to the settlement of any particular forward sale agreement, we would expect to receive less than the initial forward sale price per share of common stock upon physical settlement of that particular forward sale agreement.
In the event that we enter into any forward sale agreements, we expect that before the issuance of shares of common stock, if any, upon physical or net share settlement of any forward sale agreement, the shares of common stock issuable upon settlement of the particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

Plan of Distribution
We have entered into separate equity distribution agreements, each dated as of December 17, 2025, with each of the sales agents, forward sellers and forward purchasers relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1.0 billion.
The equity distribution agreements provide that, in addition to the issuance and sale of shares of common stock by us through the sales agents, we also may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and each of the forward purchasers. In connection with each such forward sale agreement, the relevant forward purchaser will, at our request, borrow from third parties and, through the relevant forward seller, sell a number of shares of common stock equal to the number of shares of common stock underlying such forward sale agreement. We entered into master forward sale agreements, each dated as of December 17, 2025, with each of the forward purchasers. In no event will the aggregate number of shares of common stock sold through the sales agents and forward sellers, under the equity distribution agreements and under any forward sale agreements, have an aggregate sales price as of the date hereof in excess of $1.0 billion.
The sales, if any, of shares of common stock under each equity distribution agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act, including sales made directly on the NYSE, the existing trading market for shares of common stock, or sales made to or through a market maker or through an electronic communications network. In addition, shares of common stock may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as we and any sales agent (and related forward seller and forward purchaser) agree to in writing.
If any sales agent and/or forward seller, as applicable, engages in special selling efforts, as that term is used in Regulation M under the Exchange Act, such sales agent and/or forward seller, as applicable, will receive from us a commission to be agreed upon at the time of sale.
We will report at least quarterly the number of shares of common stock sold through the sales agents and/or forward sellers under the equity distribution agreements and, to the extent applicable, the number of shares of common stock issued upon settlement of any forward sale agreements, and the net proceeds to us in connection with such sales of shares of common stock.
Sales of shares of common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents or forward sellers and related forward purchasers, as applicable, may agree upon.
In connection with the sale of shares of common stock hereunder, the sales agents, forward purchasers and/or forward sellers may each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the forward sellers reflected in the initial forward sale price under the related forward sale agreements with the related forward purchasers may be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreements to indemnify the sales agents, forward sellers and forward purchasers against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agents, forward sellers and forward purchasers may be required to make because of those liabilities, all as more particularly set forth in the equity distribution agreements.
The offering of shares of common stock pursuant to any equity distribution agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the equity distribution agreements, and (2) termination of such equity distribution agreement by any of the parties thereto. Any equity distribution agreement may be terminated (i) by us or the relevant sales agent, the relevant forward seller or the relevant forward purchaser at any time, and (ii) by the relevant sales agent, the relevant forward seller or the relevant forward purchaser at any time in certain circumstances, including our failure to maintain a listing of shares of common stock on the NYSE or the occurrence of a material adverse change in our company.
If we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, we will promptly so notify the other parties to the equity distribution agreements and sales of our common stock under the equity distribution agreements will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agents, the forward sellers and the forward purchasers and us.
We estimate that the total expenses for the offering, excluding compensation payable to the sales agents, the forward sellers and the forward purchasers under the terms of the equity distribution agreements, will be approximately $450,000.
Sales Through Sales Agents as our Agents or to Sales Agents as Principals
From time to time during the term of the equity distribution agreements, we may deliver a placement notice to one of the sales agents specifying the length of the selling period, the amount of shares of common stock to be sold and the minimum price below which sales may not be made. Upon acceptance of a placement notice from us, and subject to the terms and conditions of the respective equity distribution agreement, the applicable sales agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to solicit offers to purchase such shares of common stock, under the terms and subject to the conditions set forth in the respective equity distribution agreement. We or the relevant sales agent may suspend the offering of our shares of common stock upon proper notice and subject to other conditions.
The relevant sales agent will provide written confirmation to us no later than the opening of the trading day on the NYSE following the trading day in which our shares of common stock are sold under the relevant equity distribution agreement. Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to the relevant sales agent in connection with such sales.
We will pay each sales agent a commission for their services in acting as agent and/or principal in the sale of shares of common stock. The sales agents will be entitled to compensation in an amount up to 2.0% of the gross sales price of all shares of common stock sold through the sales agents under the respective equity distribution agreement.
Under the terms of the equity distribution agreements, we may also sell shares of our common stock to any of the sales agents, acting as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to a sales agent as principal, we will enter into a separate terms agreement with that sales agent.
Sales Through Forward Sellers
From time to time during the term of the equity distribution agreements, and subject to the terms and conditions set forth therein and in the related forward sale agreements, we may deliver a placement notice relating to a forward sale to any forward seller and the relevant forward purchaser. Upon receipt by a forward seller and forward purchaser of a placement notice from us requesting that it execute sales of shares of borrowed shares of common stock as a forward seller in connection with one or more forward sale agreements, and subject to the terms and conditions of the relevant equity distribution agreement and the related forward sale agreement, the relevant forward purchaser will use commercially reasonable efforts to borrow, and the relevant forward seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the relevant shares of common stock on such terms to hedge the relevant forward purchaser’s exposure under that particular forward sale agreement. We or the relevant forward seller may immediately suspend the offering of shares of common stock at any time upon proper notice to the other.
We expect that settlement between the relevant forward purchaser and forward seller of sales of borrowed shares of common stock, as well as the settlement between the relevant forward seller and buyers of such shares of common stock in the market, will generally occur on the first trading day following each date the sales are made. The obligation of the relevant forward seller under the relevant equity distribution agreement to execute such sales of shares of common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.
The forward seller will provide written confirmation to us no later than the opening of the trading day on the NYSE following the trading day in which shares of common stock are sold under the relevant equity distribution agreement. Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to the forward seller in connection with such sales.
In connection with each forward sale agreement, we will pay the relevant forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a rate of up to 2.0% of sales prices of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a forward seller. We refer to this commission rate as the forward selling commission. The forward hedge selling period will be determined by us in our sole discretion and specified in the relevant placement notice.
The forward sale price per share of common stock under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed shares of common stock were sold pursuant to the particular equity distribution agreement by the relevant forward seller. Thereafter, the forward sale price will be subject to adjustment as described below.
The forward sale agreements will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on a specified daily rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of common stock during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. Unless the federal funds rate increases substantially prior to the settlement of any particular forward sale agreement, we would expect to receive less than the initial forward sale price per share upon physical settlement of that particular forward sale agreement.
Before settlement of a particular forward sale agreement, we expect that the shares of common stock issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of shares of common stock is above the applicable adjusted forward sale price under that particular forward sale agreement, subject to increase or decrease based on the federal funds rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of common stock during the term of that particular forward sale agreement.
We have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of common stock underlying a particular forward sale agreement.
If we elect to physically settle any forward sale agreement by issuing and delivering shares of common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of common stock underlying the particular forward sale agreement. In the event that we elect to cash settle, the settlement amount will be generally related to (1) (a) the average of the volume-weighted average price of shares of common stock on each exchange business day during the relevant valuation period under the particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of common stock underlying the particular forward sale agreement subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the relevant forward purchaser or its affiliate purchases shares of common stock during the relevant valuation period for such settlement under that particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of common stock underlying that particular forward sale agreement subject to such net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of common stock having a value, as determined pursuant to the terms of the relevant forward sale agreement, equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of shares of common stock having a value, as determined pursuant to the terms of the relevant forward sale agreement, equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase shares of common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate’s, hedge position in respect of that particular forward sale agreement and, if applicable, for delivery to us under a net share settlement. The purchase of shares of common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of shares of common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of shares of common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular forward sale agreement. See “Risk Factors - Risk Factors Related to Forward Sale Agreements.”
A forward purchaser will have the right to accelerate the particular forward sale agreement (with respect to all or any portion of the transaction under the particular forward sale agreement that the relevant forward purchaser determines is affected by such event) and require us to physically settle on a date specified by the relevant forward purchaser if (1) the relevant forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the particular forward sale agreement; (2) the relevant forward purchaser determines that it is unable after using commercially reasonable efforts, to continue to borrow a number of shares of common stock equal to the number of shares of common stock underlying the particular forward sale agreement or that, with respect to borrowing such number of shares of common stock, it would incur a cost that is greater than the stock borrow cost specified in the particular forward sale agreement, subject to a prior notice requirement; (3) a termination event occurs as a result of us declaring a dividend or distribution on shares of common stock with a cash value in excess of a specified amount per calendar quarter or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend; (4) an extraordinary event (as such term is defined in the particular forward sale agreement and which includes certain mergers and tender offers and the delisting of shares of common stock) occurs, or our board of directors votes to approve or there is a public announcement of, in either case, any action that, if consummated, would constitute such an extraordinary event; or (5) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the particular forward sale agreement, or a nationalization, a bankruptcy termination event or a change in law (as such terms are defined in the particular forward sale agreement). The relevant forward purchaser’s decision to exercise its right to accelerate the settlement of the particular forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of common stock under the physical settlement provisions of the particular forward sale agreement or, if we so elect and the relevant forward purchaser so permits our election, net share settlement provisions of the particular forward sale agreement irrespective of our capital needs which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the particular forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of common stock or receive any proceeds pursuant to the particular forward sale agreement. See “Risk Factors - Risk Factors Related to Forward Sale Agreements.”

Other Relationships
Affiliates of J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., and Wells Fargo Securities, LLC are lenders under the Unsecured Credit Facility. In addition, an affiliate of Wells Fargo Securities, LLC is the administrative agent under the Unsecured Credit Facility and affiliates of the sales agents are co-syndication agents, joint lead arrangers or co-documentation agents under the Unsecured Credit Facility. To the extent that proceeds from this offering are used to repay borrowings under the Unsecured Credit Facility, affiliates of J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., and Wells Fargo Securities, LLC may receive a portion of such proceeds. Likewise, certain sales agents are dealers under our commercial paper notes. To the extent that we use net proceeds, if any, we receive from this offering or from settlement under any forward sale agreements to repay or repurchase any such other debt securities or indebtedness of ours that may be held by any of the sales agents, the forward sellers or their respective affiliates, such sales agents, such forward sellers or such affiliates, as the case may be, will receive proceeds of this offering or from settlement under any such forward sale agreements, as applicable, through the repayment or repurchase of such other debt securities or indebtedness. The amount received by any sales agent, any forward Seller and their respective affiliates, as applicable, from any repayment or repurchase of those borrowings and/or any such debt securities or indebtedness may exceed 5% of the net proceeds of this offering (not including the discounts and commissions) and/or from settlement under any forward sale agreements. Nonetheless, in accordance with Financial Industry Regulatory Authority, Inc. Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because we, the issuer of the securities in this offering, are a real estate investment trust. The sales agents or their affiliates have engaged in and, from time to time in the future, may engage in transactions with and perform services for us in the ordinary course of business for which they have received and may continue to receive customary fees and commissions.
The sales agents and the forward purchasers (and their respective affiliates) are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain sales agents, forward sellers, and forward purchasers (and their respective affiliates) provide, have provided or may in the future provide commercial banking, financial advisory and investment banking services to us for which they receive fees.
In the ordinary course of their various business activities, the sales agents and the forward purchasers and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The sales agents and the forward purchasers and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Legal Matters
Certain legal matters will be passed upon for the Company by Latham & Watkins LLP, New York, New York. Venable LLP, Baltimore, Maryland, will pass upon the validity of the shares of common stock offered hereby and certain other matters of Maryland law. Bryan Cave Leighton Paisner LLP, St. Louis, Missouri, is acting as counsel for the sales agents, forward sellers, and forward purchasers in connection with this offering.
Experts
The consolidated financial statements and schedules as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
Where You Can Find More Information
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public at the SEC’s website at www.sec.gov.
The Company makes available free of charge through its website, which you can find at www.healthcarerealty.com, the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC.
Information on the Company’s website shall not be deemed to be a part of the prospectus supplement or the accompanying prospectus.

Incorporation of Certain Information by Reference
The SEC allows the Company to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that the Company can disclose important information to you by referring you to another document that the Company has filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that the Company files with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference into this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information.
The following documents are incorporated by reference (other than any portions of any such documents that are not deemed “filed” under the Exchange Act and applicable SEC rules):
•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 1, 2026 and July 30, 2026, respectively;
•the portions of our Proxy Statement for the 2026 Annual Meeting of Stockholders, filed with the SEC on April 7, 2026 and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025;
•our Current Reports on Form 8-K, excluding the portions that were “furnished” in accordance with SEC rules, as filed with the SEC on January 7, 2026 (excluding Item 7.01 and Exhibit 99.1), February 23, 2026, May 5, 2026, May 7, 2026, May 19, 2026 and May 20, 2026;
•the description of our common stock contained in our Registration Statement on Form 8-A, dated June 5, 2012, and any other amendment or report filed for the purpose of updating such description; and
•any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings under this prospectus (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).
We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, unless we expressly incorporate such furnished information.
You may request a copy of any of these filings at no cost by writing to or telephoning the Company at the following address and telephone number:
Healthcare Realty Trust Incorporated
3310 West End Avenue, Suite 700
Nashville, Tennessee 37203
Corporate Communications
(615) 269-8175
Communications@healthcarerealty.com

PROSPECTUS
HEALTHCARE REALTY TRUST INCORPORATED
Class A Common Stock
Preferred Stock
Common Stock Warrants
Debt Securities
Guarantees of Debt Securities of Healthcare Realty Holdings, L.P.
Units
HEALTHCARE REALTY HOLDINGS, L.P.
Debt Securities
Healthcare Realty Trust Incorporated may offer and sell, from time to time, in one or more offerings, Class A common stock (“common stock”), preferred stock, warrants to purchase shares of common stock, debt securities, guarantees of debt securities, and units consisting of two or more of these classes or series of securities.
Healthcare Realty Holdings, L.P. may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities may be fully and unconditionally guaranteed by Healthcare Realty Trust Incorporated, as described in this prospectus or a prospectus supplement.
We will offer such securities separately or together, in separate classes or series, in amounts, at prices and on other terms set forth in an applicable prospectus supplement to this prospectus at the time of the offering. The applicable prospectus supplement also will contain information, where applicable, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.
In addition to offers and sales by Healthcare Realty Trust Incorporated or Healthcare Realty Holdings, L.P., selling stockholders to be named in a prospectus supplement may offer and sell shares of our common stock from time to time in such amounts as set forth in a prospectus supplement.
The securities may be offered and sold directly to investors through agents designated from time to time by them or us, or to or through underwriters or dealers, or through a combination of these methods. We reserve the sole right to accept and, together with our agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly by investors or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “Plan of Distribution.” Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
No securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such securities. You should carefully read this prospectus and any accompanying prospectus supplement, including the information incorporated by reference, prior to investing in any of our securities.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “HR.” On July 30, 2026, the last reported sale price of our common stock was $21.53 per share. We do not expect any of the other securities offered hereby to be listed on any securities exchange or over-the-counter market unless otherwise described in any applicable prospectus supplement.

Investing in our securities involves risks and uncertainties. You should carefully review the discussion under the heading “RISK FACTORS” on page 7 of this prospectus regarding information included and incorporated by reference in this prospectus and any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 31, 2026

i

About This Prospectus
This prospectus is part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings and the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell shares of common stock in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus or any other documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. We are not making an offer to sell, or a solicitation of an offer to purchase, these securities in any jurisdiction where the offer or sale is not permitted.
In this prospectus, unless otherwise indicated or unless the context requires otherwise, (a) the terms “Company,” “we,” “us,” “our” and similar terms refer to Healthcare Realty Trust Incorporated, a Maryland corporation formerly known as Healthcare Trust of America, Inc., and its subsidiaries on a consolidated basis (except that in statements regarding qualification as a real estate investment trust (“REIT”), such terms refer solely to Healthcare Realty Trust Incorporated), (b) the terms “OP” and “our operating partnership” refer to Healthcare Realty Holdings, L.P., a Delaware limited partnership formerly known as Healthcare Trust of America Holdings, LP and (c) the terms “registrant” refers to Healthcare Realty Trust Incorporated and Healthcare Realty Holdings, L.P., collectively, in each case unless the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements
Certain information included or incorporated by reference in this prospectus may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “target,” “plan,” “estimate,” “project,” “continue,” “should,” “could” and other comparable terms. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties, that could significantly affect the Company’s current plans and expectations and future financial condition and results. Such risks and uncertainties include, among other things, the following:
•Our expected results may not be achieved;
•Our revenues depend on the ability of our tenants under our leases to generate sufficient income from their operations to make rental payments to us;
•Our results of operations have been and will continue to be impacted negatively by the Prospect Medical bankruptcy;
•Owning real estate and indirect interests in real estate is subject to inherent risks;
•We may incur impairment charges on our real estate properties or other assets;
•We have properties subject to purchase options that expose us to reinvestment risk and reduction in expected investment returns;
•If we are unable to promptly re-let our properties, if the rates upon such re-letting are significantly lower than the previous rates or if we are required to undertake significant expenditures or make significant leasing concessions to attract new tenants, then our business, consolidated financial condition and results of operations would be adversely affected;
•Certain of our properties are special purpose healthcare facilities and may not be easily adaptable to other uses;
•We have, and in the future may have more, exposure to fixed rent escalators, which could lag behind inflation and the growth in operating expenses such as real estate taxes, utilities, insurance, and maintenance expense;
•Our real estate investments are illiquid and we may not be able to sell properties strategically targeted for disposition;
•We are subject to risks associated with the development and redevelopment of properties;
•We may make material acquisitions and undertake developments and redevelopments that may involve the expenditure of significant funds and may not perform in accordance with management’s expectations;
•We are exposed to risks associated with geographic concentration;
•Many of our leases are dependent on the viability of associated health systems. Revenue concentrations relating to these leases expose us to risks related to the financial condition of the associated health systems;
•Many of our properties are held under ground leases. These ground leases contain provisions that may limit our ability to lease, sell, or finance these properties;
•We may experience uninsured or underinsured losses;

•Damage from catastrophic weather and other natural events, whether caused by climate change or otherwise, could result in losses to us;
•We face risks associated with security breaches through cyber attacks, cyber intrusions, or otherwise, as well as other significant disruptions of our information technology networks and related systems;
•We have structured and may in the future structure acquisitions of property in exchange for limited partnership units of our operating partnership on terms that could limit our liquidity or flexibility;
•We are a holding company with no direct operations and, as such, we rely on funds received from our operating partnership to pay liabilities, and the interests of our stockholders will be structurally subordinated to all liabilities and obligations of our operating partnership and its subsidiaries;
•We cannot assure you that we will be able to continue paying dividends at or above the rates previously paid;
•Pandemics, and measures intended to prevent their spread or mitigate their severity could have a material adverse effect on our business, results of operations, cash flows and financial condition; and
•Our success depends, in part, on our ability to attract and retain talented employees. The loss of any one of our key personnel or the inability to maintain appropriate staffing could adversely impact our business;
•We have incurred significant debt obligations and may incur additional debt and increase leverage in the future;
•Covenants in our debt instruments limit our operational flexibility, and a breach of these covenants could materially affect our consolidated financial condition and results of operations;
•If lenders under our credit facility fail to meet their funding commitments, our operations and consolidated financial position would be negatively impacted;
•The unavailability of equity and debt capital, volatility in the credit markets, increases in interest rates, or changes in our debt ratings could have an adverse effect on our ability to meet our debt payments, make dividend payments to stockholders or engage in acquisition and development activity;
•Increases in interest rates could have a material adverse effect on our cost of capital;
•Our swap agreements may not effectively reduce our exposure to changes in interest rates;
•We have entered into joint venture agreements that limit our flexibility with respect to jointly owned properties and expect to enter into additional such agreements in the future;
•The U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward equity agreement is unclear and could jeopardize our ability to meet REIT qualification requirements;
•In case of our bankruptcy or insolvency, any forward equity agreements will automatically terminate, and we would not receive the expected proceeds from any forward sale of shares of our common stock;
•Our property taxes could increase due to reassessment or property tax rate changes;
•Trends in the healthcare service industry, including the recent passage of the One Big Beautiful Bill Act which is the subject of ongoing analysis, may negatively affect the demand for our properties, lease revenues and the value of our investments;
•The costs of complying with governmental laws and regulations may adversely affect our results of operations;

•Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”);
•If we fail to remain qualified as a REIT, we will be subject to significant adverse consequences, including adversely affecting the value of our common stock;
•Our charter, as well as provisions of the Maryland General Corporation Law (the “MGCL”), contain limits and restrictions on transferability of our common stock which may have adverse effects on the value of our common stock;
•Complying with the REIT requirements may cause us to forego otherwise attractive opportunities;
•The prohibited transactions tax may limit our ability to sell properties;
•New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT; and
•New and increased transfer tax rates may reduce the value of our properties.
We caution you that the factors listed above, as well as the risk factors included or incorporated by reference in this prospectus or any prospectus supplement, may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” in this prospectus, in the accompanying prospectus and in our most recent Annual Report on Form 10-K and our other periodic reports (in each case, including any amendments thereto), as well as the other risks described in the documents incorporated by reference in this prospectus and any accompanying prospectus supplement.
All forward-looking statements attributable to the Company or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. The Company undertakes no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.

The Company
The Company is a self-managed and self-administered REIT that owns, leases, manages, acquires, finances, develops and redevelops income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States.
We are structured as an umbrella partnership REIT, commonly referred to as an UPREIT, under which substantially all of our business is conducted through our operating partnership, the day-to-day management of which is exclusively controlled by us as the sole general partner.
Our corporate offices are located at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203. Our telephone number is (615) 269-8175.

Risk Factors
An investment in our securities involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus, including “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Guarantor Disclosures
Healthcare Realty Trust Incorporated may guarantee debt securities of the OP as described in “Description of Debt Securities and Related Guarantees.” Any such guarantees by Healthcare Realty Trust Incorporated will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities. Healthcare Realty Trust Incorporated owns all of its assets and conducts substantially all of its operations through the OP, which is 98.8% owned by Healthcare Realty Trust Incorporated as of June 30, 2026, and the OP will be consolidated into HR’s consolidated financial statements.
Healthcare Realty Trust Incorporated and the OP have filed this prospectus with the SEC registering, among other securities, debt securities of the OP, which will be fully and unconditionally guaranteed by Healthcare Realty Trust Incorporated. Subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the parent guarantee is “full and unconditional,” the subsidiary obligor is a consolidated subsidiary of the parent company, the guaranteed security is debt or debt-like, and consolidated financial statements of the parent company have been filed. Accordingly, separate consolidated financial statements of the OP have not been presented.
As permitted under Rule 13-01 of Regulation S-X, we have excluded the summarized financial information for the OP because the OP is 98.8% owned by us and the assets, liabilities and results of operations of the combined issuers are not materially different than the corresponding amounts presented in the consolidated financial statements of Healthcare Realty Trust Incorporated, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

Use of Proceeds
We will disclose the intended use of proceeds from the sale of any securities under this prospectus in the applicable prospectus supplement. We will not receive any proceeds from sales of securities by selling securityholders.

Certain Provisions of Maryland Law and of the Company’s Charter and Bylaws
The following summary of certain provisions of Maryland law and of Healthcare Realty Trust’s charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Company’s charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Number of Directors; Vacancies
The Company’s charter provides that the number of directors will not be fewer than three, nor more than 15. The Company’s bylaws provide that a majority of the Company’s entire board of directors may at any time increase or decrease the number of directors, provided that the total number of directors will not be fewer than the minimum number required by the MGCL or the Company’s charter, nor more than 15. Currently there are 6 directors serving on the board of directors. The Company’s charter provides that a majority of the Company’s directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director.
The Company’s charter and bylaws provide that, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Notwithstanding the foregoing, the Company’s charter provides that independent directors will nominate replacements for vacancies among the independent directors’ positions.
Annual Elections
Each of the Company’s directors is elected by the Company’s stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Directors in uncontested elections are elected by the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of stockholders at which a quorum is present, and directors in contested elections are elected by a plurality of all votes cast.
Removal of Directors
The Company’s charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, a director may be removed by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.
Meetings of Stockholders
An annual meeting of the stockholders will be held each year, upon reasonable notice to the Company’s stockholders, but no sooner than 30 days after delivery of the Company’s annual report to stockholders. The Company’s charter and bylaws provide that special meetings of stockholders may be called by the board of directors, the independent directors, the chairman of the board of directors or the Company’s president or chief executive officer and must be called by the Company’s secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting (subject to the stockholders’ compliance with certain procedures set forth in the Company’s bylaws).
Action by Stockholders
According to the Company’s bylaws, the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called at which a quorum is present shall be required to elect a director in uncontested elections, and a majority of the votes cast at a meeting of stockholders duly called at which a quorum is present shall be sufficient to approve any other matter which may properly come before a meeting, unless more than a majority of votes cast is required by the MGCL, the Company’s charter or the Company’s bylaws.

These provisions, combined with the requirements of the Company’s bylaws regarding advance notice of nominations and other business to be considered at a meeting of stockholders discussed below and the calling of a stockholder-requested special meeting of stockholders discussed above, may have the effect of delaying consideration of a stockholder proposal. Common stockholders may take action without a meeting only if a unanimous consent setting forth the action is given in writing or by electronic transmission by each common stockholder entitled to vote on the matter.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
The Company’s bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in the Company’s bylaws and at the time of the annual meeting and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures and provided the information required by the Company’s bylaws.
Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called in accordance with the Company’s bylaws for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in the Company’s bylaws and at the time of the special meeting and who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions and provided the information required by the Company’s bylaws. With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting.
The purpose of requiring stockholders to give the Company advance notice of nominations and other business is to afford the board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about such nominees or business. Although the Company’s bylaws do not give the board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its stockholders.
Approval of Extraordinary Corporate Actions, Amendment of Charter
Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate or merge with, or convert to, another entity, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matter. As permitted by Maryland law, the Company’s charter provides that any of these actions may be approved by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.
Proxy Access
The Company’s bylaws include provisions permitting, subject to certain eligibility, procedural and disclosure requirements, qualifying stockholders, or a qualifying group of no more than 20 stockholders, who have maintained continuous ownership of at least three percent of our outstanding shares of common stock for at least three years to require us to include in our proxy materials for an annual meeting of stockholders a number of director nominees not to exceed the greater of two nominees or 20 percent of the number of directors up for election.

Amendment of Bylaws
The board of directors has the power to adopt, alter or repeal any provision of the Company’s bylaws and to make new bylaws. In addition, stockholders may alter or repeal any provision of the Company’s bylaws and adopt new bylaws, in each case to the extent permitted by and consistent with the Company’s charter, the Company’s bylaws and applicable law, with the approval of a majority of all the votes entitled to be cast on the matter.
No Stockholder Rights Plan
The Company has no stockholder rights plan. In the future, the Company does not intend to adopt a stockholder rights plan unless the Company’s stockholders approve in advance the adoption of a plan or, if adopted by the board of directors, the Company submits the stockholder rights plan to the Company’s stockholders for a ratification vote within 12 months of adoption or the plan will terminate.
Tender Offers
The Company’s charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If a person makes a tender offer that does not comply with such provisions, we may redeem such non-compliant person’s shares and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance. Because the Company’s common stock is currently listed, the foregoing provision of the Company’s charter is not currently applicable.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation), or an affiliate or associate of an interested stockholder, in either case after the date on which the corporation had 100 or more beneficial owners of stock, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.
Any such business combination entered into after the five-year period must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. The board of directors has adopted a resolution exempting any business combination between the Company and any other person or entity from the business combination provisions of the MGCL, provided that such business combination is first approved by the board of directors.
As a result, any person may be able to enter into business combinations with the Company that may not be in the best interests of our stockholders without compliance by the Company with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of the Company and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved at a special meeting by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may, upon satisfaction of certain conditions (including an undertaking to pay expenses) and making an “acquiring person statement” as described in the MGCL, compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights of the control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any or all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter or bylaws provide otherwise. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transactions or to acquisitions approved or exempted by the Company’s charter or bylaws of the corporation.
The Company’s bylaws exempt any and all acquisitions of shares of the Company’s stock from the control share acquisition statute.
Certain Elective Provisions of Maryland Law
Title 3, Subtitle 8 of the MGCL (“Subtitle 8”) permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors who are not officers or employees of the corporation or affiliated with an acquiring person, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the corporation’s charter or bylaws, to any or all of (i) a classified board, (ii) a two-thirds vote requirement for removing a director, (iii) a requirement that the number of directors be fixed only by vote of the directors, (iv) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and (v) a majority requirement for the calling of a stockholder-requested special meeting of stockholders. Pursuant to Subtitle 8, the Company has elected that, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Through provisions in the charter and bylaws unrelated to Subtitle 8, the Company requires, unless called by the board of directors, the Company’s independent directors, the chairman of the board of directors or the Company’s president or chief executive officer, the written request of stockholders entitled to cast a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter. Pursuant to a resolution adopted by the board of directors, the Company is prohibited from classifying the board under Subtitle 8 unless stockholders entitled to vote generally in the election of directors approve a proposal to repeal such resolution by the affirmative vote of a majority of the votes cast on the matter. However, the board of directors could elect to provide for any of the remaining provisions.
Anti-Takeover Effect of Certain Provisions of Maryland Law and of The Charter and Bylaws
The provisions of the MGCL, the Company’s charter and the Company’s bylaws described above could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of the common stock or otherwise be in the best interests of the Company’s stockholders. Likewise, if the board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 or if the provision in the Company’s bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a judgment or other final adjudication as being material to the cause of action. The charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The charter and bylaws provide that, to the maximum extent permitted by Maryland law in effect from time to time, the Company is obligated to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the ultimate entitlement to indemnification.
The charter and bylaws also permit the Company, with the approval of its board of directors, to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.
The MGCL requires a corporation (unless its charter provides otherwise, which the charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or are threatened to be made a party or witness by reason of their service in those or other capacities unless it is established that:
•the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•the director or officer actually received an improper personal benefit in money, property or services; or

•in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and
•a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Company for liability arising under the Securities Act, the Company has been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
The Company has entered into indemnification agreements with each of the Company’s directors and executive officers whereby the Company indemnifies such directors and executive officers against all expenses and liabilities, and agrees to pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or executive officer is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity to the fullest extent permitted by Maryland law, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by a director or executive officer to a court of appropriate jurisdiction, such court may order the Company to indemnify such director or executive officer.
REIT Qualification
The charter provides that the board of directors may revoke or otherwise terminate the Company’s REIT election, without approval of the Company’s stockholders, if it determines that it is no longer in the Company’s best interests to continue to qualify as a REIT.

Description of Capital Stock
The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that may be offered under this prospectus. The following description of our shares of capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company’s charter (the “charter”) and fourth amended and restated bylaws (the “bylaws”)and all applicable provisions of Maryland law. The charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The particular terms of any offering of our securities will be described in a prospectus supplement relating to such offering. The terms “the Company,” “we,” “us” and “our” as such terms are used in this “Description of Capital Stock” refer to Healthcare Realty Trust Incorporated, and not any of its subsidiaries, unless the context requires otherwise.
General
We are authorized to issue an aggregate of 1,200,000,000 shares of capital stock. Of the total shares authorized, 1,000,000,000 shares are classified as common stock with a par value of $0.01 per share, all of which are classified as Class A common stock, and 200,000,000 shares are classified as preferred stock with a par value of $0.01 per share (“preferred stock”). As of June 30, 2026, 342,719,760 shares of common stock were issued and outstanding and no shares of preferred stock were issued or outstanding.
Under Maryland law, our stockholders are generally not personally liable for our debts and obligations solely as a result of their status as stockholders.
Description of Common Stock
Holders of our common stock are entitled to receive such distributions as authorized by the board of directors and declared by us out of funds legally available therefor. Shares of common stock generally have no preemptive, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in the Company’s charter. Holders of shares of common stock have no appraisal rights unless the board of directors, upon the affirmative vote of a majority of the board of directors, determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. In the event of any liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in any of our assets remaining after the satisfaction of all obligations and liabilities and after required distributions to holders of preferred stock, if any. Each share is entitled to one vote on all matters voted upon by the stockholders. Holders of shares of our common stock have no cumulative voting rights.
Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate or merge with, or convert to, another entity, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matter. As permitted by Maryland law, the Company’s charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast with respect to such matter. In addition, all other matters to be voted on by stockholders, other than a contested election of directors (in which case directors shall be elected by the vote of a plurality of the votes cast by the stockholders entitled to vote on the election of directors present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present), amendment of the Company’s bylaws by stockholders (which requires approval by a majority of all the votes entitled to be cast on the matter), and the removal of a director (which requires approval by a majority of all the votes entitled to be cast generally in the election of directors), must be approved by a majority of the votes cast by stockholders, voting together as a single class, at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then outstanding preferred stock. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of the Company’s directors.
Preferred Stock
The Company is authorized to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock so issued. Because the board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any class or series of preferred stock preferences, powers and rights senior to the rights of holders of common stock. If the Company ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event the Company liquidates, dissolves or winds up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company’s securities, or the removal of incumbent management.
Power to Reclassify Unissued Shares of Stock
The Company is authorized to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock, so long as the aggregate number of all shares of all classes or series of stock that the board of directors has authority to issue does not exceed the total number of authorized shares of common and preferred stock as provided in the Company’s charter. Prior to the issuance of shares of each class or series, the board of directors is required by Maryland law and by the Company’s charter to set, subject to the charter restrictions on transfer and ownership of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, the board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for the Company’s shares of common stock or otherwise be in the best interests of the Company’s stockholders. No shares of preferred stock are presently outstanding.
Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock
We believe that the power of the board of directors to amend the Company’s charter from time to time to increase or decrease the number of authorized shares of stock or the number of authorized shares of stock of any class or series, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by the Company’s stockholders, unless such action is required by applicable law or the rules of any stock exchange or market system on which the Company’s securities may be listed or traded. Therefore, the board of directors could authorize the Company to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for the Company’s shares of common stock or otherwise be in the best interests of the Company’s stockholders.
Transfer Agent and Exchange Listing
The transfer agent and registrar for the common stock is Computershare Investor Services. The Company’s common stock is listed on the New York Stock Exchange under the symbol “HR.”

Restrictions on Ownership and Transfer
In order for the Company to qualify as a REIT, not more than 50% of the Company’s outstanding shares may be owned, directly or indirectly (after application of certain attribution rules), by any five or fewer individuals during the last half of any taxable year. In addition, the outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. See “United States Federal Income Tax Considerations” for further discussion of this topic. The Company may prohibit certain acquisitions and transfers of shares so as to ensure the Company’s continued qualification as a REIT under the Code. However, the Company cannot assure you that these restrictions will be effective.
The Company’s charter contains a limitation on ownership that prohibits any individual, entity or group from directly or indirectly acquiring beneficial ownership of more than 9.8% of the value of the Company’s aggregate outstanding shares of stock of any class or series (which includes common stock and any preferred stock the Company may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of the Company’s then outstanding common stock.
Any attempted transfer of the Company’s stock which, if effective, would result in the Company’s stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of the Company’s stock which, if effective, would result in violation of the ownership limits discussed above or in the Company being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. The Company will designate a trustee of the share trust that will not be affiliated with the Company. The Company will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and other distributions on the shares-in-trust and will hold such dividends and other distributions in trust for the benefit of the beneficiary. The proposed transferee will not benefit economically from ownership of any shares-in-trust and will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares held in the trust. Any dividend or other distribution paid before the Company discovers that the shares have been transferred to a trust as described herein must be repaid by the recipient to the trustee upon demand by the Company. The trustee will vote all shares-in-trust during the period they are held in trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the proposed transferee prior to the Company’s discovery that the shares have been transferred to the share trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
Within 20 days of receiving notice from us of a transfer of shares to the trust, the trustee must sell the shares-in-trust to a qualified person selected by the trustee and distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust (net of any commissions and other expenses of sale) or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust (e.g., in the case of a gift, devise or other such transaction), the market price on the day of the event causing the shares to be held in trust. In addition, all shares-in-trust will be deemed to have been offered for sale to the Company, or the Company’s designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of a devise or gift, the market price of such shares at the time of such devise or gift) and (2) the market price on the date the Company, or the Company’s designee, accepts such offer. The trustee or the Company may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions that have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust.
Any person who acquires shares in violation of the foregoing restrictions or who would have owned shares that resulted in a transfer to any such trust is required to give immediate written notice to the Company of such event.

Any person who proposes or attempts such a transaction must give the Company at least 15 days prior written notice. Such person shall provide to the Company such other information as the Company may request to determine the effect, if any, of such transfer on the Company’s qualification as a REIT.
The foregoing restrictions continue to apply until the board of directors determines it is no longer in the Company’s best interests to attempt to, or to continue to, qualify as a REIT or that compliance is no longer required for REIT qualification.
The board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the limitation on ownership of more than 9.8% of the value of the Company’s then aggregate outstanding shares of stock of all classes and series (which includes common stock and any preferred stock the Company may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of the Company’s then outstanding common stock. However, the board of directors may not exempt any person whose ownership of the Company’s outstanding stock would result in the Company being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in the Company’s failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in any of the Company’s tenants (or a tenant of any entity which the Company owns or controls) that would cause the Company to own, directly or indirectly, more than a 9.9% interest in the tenant (or the board of directors determines that revenue derived from such tenant will not affect the Company’s ability to qualify as a REIT). The person seeking an exemption must provide to the board of directors any such representations, covenants and undertakings as the board of directors may deem appropriate in order to conclude that granting the exemption will not cause the Company to fail to qualify as a REIT. The board of directors may also require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of directors in its sole discretion, in order to determine that granting the exemption will not cause the Company to lose its qualification as a REIT. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the share trust.
The board of directors may, at any time, increase or decrease an ownership limit for one or more persons unless, after giving effect to any increased or decreased ownership limit, five or fewer persons would beneficially own, in the aggregate, more than 49.9% in value of the aggregate outstanding shares, cause the Company to be “closely held” under Section 856(h) of the Code (without regard to whether the interest is held during the last half of a taxable year) or cause the Company to otherwise fail to qualify as a REIT. A decreased ownership limit will not apply to any person whose ownership of the Company’s stock at the time the ownership limit is decreased exceeds the decreased ownership limit until the person’s ownership of the Company’s stock equals or falls below the decreased ownership limit, but any further acquisition of the Company’s stock by such a person after the decrease in the ownership limit will violate the decreased ownership limit.
Any stockholder of record who owns more than 5.0% (or such lower level as required by the Code and the regulations thereunder) of the outstanding shares of the Company’s stock during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares beneficially owned by such stockholder, a description of the manner in which such shares are held and such additional information regarding the beneficial ownership of the shares as the Company may request in order to determine the effect, if any, of such actual or beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, any person who is a beneficial owner or constructive owner of shares of the Company’s stock and any person (including the stockholder of record) who is holding shares of the Company’s stock for a beneficial owner or constructive owner must, on request, disclose to the Company in writing such information as the Company may request in order to determine the Company’s status as a REIT or to comply, or determine the Company’s compliance, with the requirements of any taxing or governmental authority.
Description of Common Stock Warrants
We may issue warrants for the purchase of common stock. Common stock warrants may be issued independently or together with any other securities pursuant to any prospectus supplement and may be attached to or separate from such securities. Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between us and the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, will act solely as our agent in connection with the common stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants. Further terms of the common stock warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

Description of the Partnership Agreement of Healthcare Realty Holdings, L.P.
A summary of the material terms and provisions of the Second Amended and Restated Agreement of Limited Partnership of our operating partnership, which we refer to as the “partnership agreement,” is set forth below. This summary is not complete and is subject to and qualified in its entirety by reference to the applicable provisions of Delaware law and the partnership agreement. For more detail, please refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. For purposes of this section, references to “we,” “our,” “us,” the “Company” and the “general partner” refer to Healthcare Realty Trust Incorporated, in our capacity as the general partner or our operating partnership.
General
Substantially all of our assets are held by, and substantially all of our operations are conducted through, our operating partnership, either directly or through its subsidiaries. We are the general partner of our operating partnership. As of June 30, 2026, we hold a 98.8% partner interest in our operating partnership.
Our operating partnership issues common units, which we refer to as “OP units” and which consist of two classes, Common Series A Units and Common Series B Units. The OP units are not listed on any exchange nor are they quoted on any national market system. Our operating partnership is authorized to issue a class of units of partnership interest designated as LTIP units and may authorize and issue additional classes of units of partnership interest in the future.
Provisions in the partnership agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our operating partnership without the concurrence of our board of directors. These provisions include, among others:
•redemption rights of limited partners and certain assignees of common units and other classes of partnership interests;
•transfer restrictions on common units and other classes of partnership interests;
•a requirement that we may not be removed as the general partner of our operating partnership by the limited partners; and
•our ability in some cases to amend the partnership agreement and to cause our operating partnership to issue preferred partnership interests in our operating partnership with terms that we may determine, in either case, without the approval or consent of any limited partner.
Purpose, Business and Management
Our operating partnership was formed for the purpose of conducting any business that may be lawfully conducted by a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”).
In general, in our capacity as the sole general partner of our operating partnership, our board of directors manages the business and affairs of our operating partnership by directing our business and affairs. Except as otherwise expressly provided in the partnership agreement and subject to the rights of holders of any class or series of partnership interest, all management powers over the business and affairs of our operating partnership are exclusively vested in us, in our capacity as the sole general partner of our operating partnership. We may not be removed as the general partner of our operating partnership, with or without cause.
Restrictions on General Partner’s Authority
We may not, in our capacity as the general partner of our operating partnership, without the consent of the outside limited partners (which definition excludes us and any limited partner affiliated with us) and subject to certain exceptions, transfer all or any portion of our general partnership interest in our operating partnership or withdraw as general partner, subject to the exceptions described in the section entitled “— Restrictions on Transfers by the General Partner.”
The partnership agreement provides that we, as the general partner, have the power, without consent of the limited partners, to amend, modify or terminate the partnership agreement, except for certain amendments described below that require the approval of each affected partner. The partnership agreement provides that we may not, without the consent of each affected partner, amend the partnership agreement or take any other action that would:
•convert a limited partner interest into a general partner interest;
•impose on the limited partners any obligation to make additional capital contributions to the operating partnership;
•modify the limited liability of a limited partner in a manner adverse to such limited partner; or
•amend the provisions of the partnership agreement requiring the consent of each affected partner before taking any of the actions described above.
Additional Limited Partners
We may cause our operating partnership to issue additional units in one or more classes or series or other partnership interests and to admit additional limited partners to our operating partnership from time to time, on such terms and conditions and for such capital contributions as we may establish in our sole and absolute discretion, without the approval or consent of any limited partner.
The partnership agreement authorizes our operating partnership to issue common units and LTIP units. Our operating partnership may also issue additional partnership interests in one or more additional classes, or one or more series of any of such classes, on such terms and conditions, including, rights and limitations as to distributions as we may determine, in our sole and absolute discretion, without the approval of any limited partner or any other person. Without limiting the generality of the foregoing, we may specify, as to any such class or series of partnership interest, the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interest.
Distributions
Our operating partnership will distribute such amounts, at such times, as we may in our sole and absolute discretion determine in accordance with the partners’
respective overall interests in our operating partnership.
Transfer Agent and Exchange Listing
The transfer agent and registrar for the common stock is Computershare Investor Services. The Company’s common stock is listed on the New York Stock Exchange under the symbol “HR.”
Exculpation and Indemnification of General Partner
The partnership agreement provides that, to the maximum extent permitted under the Act, neither we nor any director, officer, shareholder, partner, member or employee, trustee, representative or agent of ours shall be liable to our operating partnership or any partner for (i) any act or omission performed or failed to be performed by such person, or for any losses, claims, costs, damages, or liabilities arising from any such act or omission, except to the extent such loss, claim, cost damage or liability results from such person’s gross negligence, willful misconduct or fraud, (ii) any tax liability imposed on our operating partnership or (iii) any losses due to the misconduct, negligence (gross or ordinary), dishonesty or bad faith of any agents of our operating partnership.
In addition, the partnership agreement requires our operating partnership to indemnify: us, in our capacity as general partner; the limited partners; our and our operating partnership’s directors, trustees, managers, members and officers; directors, trustees, managers, members or officers of any other entity, serving in such capacity at the request of our operating partnership or us, acting on behalf of our operating partnership or us; and any other person designated by us (collectively, “Indemnitees”) against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys’ fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, “Claims”), that relate to the operations of our operating partnership, us or any of our operating partnership’s subsidiaries in which such Indemnitee may be involved, or is threatened to be involved. Notwithstanding the foregoing sentence, the operating partnership will not indemnify any indemnitee unless (a) the Indemnitee has determined in good faith that the course of conduct which caused the loss, liability or expenses was in the best interests of our operating partnership, (b) the Indemnitee was acting on behalf of our operating partnership or performing services for our operating partnership, (c) such Claim was not the result of (1) with respect to us, in our capacity as general partner, the gross negligence, willful misconduct or fraud, (2) with respect to any limited partner, the gross negligence, willful misconduct or fraud of such limited partner, (3) with respect to our directors, officers and employees, the negligence or misconduct of such person, (4) with respect to our independent directors, the gross negligence or willful misconduct of such person, (5) with respect to us, in our capacity as the Partnership Representative (as defined in the partnership agreement), and the Designated Individual (as defined in the partnership agreement), bad faith, willful misconduct, gross negligence, fraud or a material breach of the partnership agreement; and (d) any indemnification or agreement to hold harmless may be paid only out of the net assets of our operating partnership, and neither we, as the general partner, nor any limited partner shall have any obligation to contribute to the capital of our operating partnership, or otherwise provide funds, to enable our operating partnership to fund its obligations under the indemnifications provisions of the partnership agreement. In addition, the operating partnership will not indemnify any Indemnitee for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the matter has been advised of the position of the Securities Exchange Commission and the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.
The partnership agreement provides that we, in our capacity as general partner, are under no obligation to consider the separate interest of the limited partners (including, without limitation, the tax consequences to limited partners) in deciding whether to cause our operating partnership to take (or decline to take) any actions and that we shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions, unless we, in our capacity as general partner, acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived. The partnership agreement further provides that in the event of any conflict in the fiduciary duties owed by us to our stockholders and by us, in our capacity as the general partner of our operating partnership, to the limited partners, we may act in the best interests of our stockholders without violating our fiduciary duties to the limited partners, and that weshall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by the limited partners in connection with any such violation.
Dissolution of Our Operating Partnership
We may elect to dissolve our operating partnership without the consent of any limited partner.
Redemption Rights of Qualifying Parties
Holders of our common units have the following redemption rights:
•Common Series A Units. Beginning one year after the issuance of such Common Series A Units, each limited partner will have the right, subject to the terms and conditions set forth in the partnership agreement, to require our operating partnership to redeem all or a portion of the Common Series A Units held by such limited partner, in exchange for either, as determined by us in our sole and absolute discretion,

(i) a cash amount per common unit equal to the value of one share of our common stock, determined in accordance with and subject to adjustment under the partnership agreement or (ii) shares of our common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the partnership agreement.
•Common Series B Units. At any time on or after the conversion of LTIP units into Common Series B Units (see “—LTIP Units—Conversion Rights” below), each limited partner will have the right, subject to the terms and conditions set forth in the partnership agreement, to require our operating partnership to redeem all or a portion of the Common Series B Units held by such limited partner, in exchange for shares of our common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the partnership agreement.
Our operating partnership’s obligation to redeem common units does not arise and is not binding against our operating partnership until the tenth business day after we receive the holder’s redemption request.
Transfers of Partnership Interests
Restrictions on Transfers by Limited Partners. A limited partner generally may not directly or indirectly transfer all or any portion of such partnership interest without our consent, which we may give or withhold in our sole and absolute discretion, except for certain permitted transfers to certain affiliates, certain family members, and trusts for the benefit of the holder or the holder’s family members, in each case, provided such permitted transferee is an “accredited investor,” within the meaning set forth in Rule 501 promulgated under the Securities Act.
Restrictions on Transfers by the General Partner. Without the consent of the outside limited partners (which definition excludes us and any limited partner affiliated with us), we, as general partner, may not withdraw as general partner of our operating partnership and may not transfer any of our general partner interests, unless such transfer is to an entity which is wholly-owned, directly or indirectly, by us. However, the partnership agreement provides that our merger with and into any other entity shall not be deemed to be a transfer of our general partners interest or a withdrawal of us as general partner and shall not require the consent of any limited partner or cause the dissolution of our operating partnership; provided, however, that consent of the limited partners (including us) shall be required if such merger of has an adverse effect on the economic, distribution, redemption, or conversion rights of limited partners.
Restrictions on Mergers, Sales, Transfers and Other Significant Transactions of the General Partner
The partnership agreement does not prohibit us, as the general partner, from merging, consolidating or otherwise combining our assets with another entity, or selling all or substantially all of our assets not in the ordinary course of our business, or reclassifying, recapitalizing or changing the terms of the our outstanding common equity interests.
LTIP Units
Our operating partnership is authorized to issue a class of units of partnership interest designated as “LTIP units.” We may cause our operating partnership to issue LTIP units to persons who provide services to or for the benefit of our operating partnership, for such consideration or for no consideration as we may determine to be appropriate, and we may admit such persons as limited partners of our operating partnership, without the approval or consent of any limited partner. Further, we may cause our operating partnership to issue LTIP units in one or more classes or series, with such terms as we may determine, without the approval or consent of any limited partner. Our operating parnetship has two series of LTIP units, LTIP Series C Units and LTIP Series D Units. LTIP units may be subject to vesting, forfeiture and restrictions on transfer and receipt of distributions pursuant to the terms of any applicable equity‑based plan and the terms of any award agreement relating to the issuance of the LTIP units.
Conversion Rights. Each vested LTIP unit automatically convert into one Common Series B Unit on the latest to occur of (A) its vesting date, (B) the date that the capital account balance of the LTIP unitholder with respect to all of its LTIP units is equal to our capital account balance with respect to an equal number of common units and (C) the date on which the unpaid portion of any contribution of capital required by the holder of such vested LTIP units pursuant to the award agreement for such vested LTIP units is equal to zero, unless such Vested LTIP Partnership Unit has been forfeited by its own terms prior to such date.
If (A) an LTIP unit vests as a result of a Change in Control (as defined in our Amended and Restated 2006 Incentive Plan) and (B) such vested LTIP units have not reached economic parity with common units, then such vested LTIP unit shall not be eligible for one-for-one conversion into a Common Series B Unit. As determined by us, unless otherwise provided in the award agreement for such LTIP unit, such vested LTIP unit shall either be (a) converted into a lower number of Common Series B Units as to which economic parity with common units is achieved or (b) redeemed within five business days following such transaction that resuls in a Change in Control for an amount equal to the applicable partner’s net unreturned equity in such LTIP unit.
Transfer. LTIP units are not transferable other than (i) by operation of law, (ii) to us or our operating partnership or (iii) with our consent, which may be given or withheld in our sole and absolute discretion, provided that any such transfer shall be subject to all applicable laws (including, without limitation, any applicable federal, state or other securities laws).
Voting Rights. Limited partners holding LTIP units have no voting rights.

Description of Debt Securities and Guarantees
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
For purposes hereof, unless the context requires otherwise, references to the “issuer,” “we,” “our” and “us” means Healthcare Realty Trust Incorporated or Healthcare Realty Holdings, L.P., as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless otherwise expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of the board of directors of the Company, in its own capacity (with respect to debt securities of Healthcare Realty Trust Incorporated) or in its capacity as the general partner of Healthcare Realty Holdings, L.P. (with respect to debt securities of Healthcare Realty Holdings, L.P.), in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
Unless otherwise specified in a prospectus supplement, the indenture will designate U.S. Bank Trust Company, National Association as the trustee for the indenture with respect to one or more series of our debt securities. U.S. Bank Trust Company, National Association, or any other specified trustee, may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series.
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•whether the issuer of the debt securities is Healthcare Realty Trust Incorporated or Healthcare Realty Holdings, L.P.;
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities and whether additional debt securities of a series may be issued without the consent of the holders of outstanding debt securities of such series or any other series;

•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date and the basis upon which interest shall be calculated if other than that of a 360 day year of twelve 30 day months;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities or any guarantees;
•any addition to, deletion of or change in the Defaults and Events of Default (as defined below) described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities;
•whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;
•whether a person other than U.S. Bank Trust Company, National Association is to act as trustee;
•the securities exchange, if any, on which the debt securities may be listed; and
•any change in the right of the trustee or the right of the requisite holders to declare the principal amount of debt securities due and payable.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
Healthcare Realty Trust Incorporated and Healthcare Realty Holdings, L.P., in each case, in its capacity as an issuer of debt securities, may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to any person (such person, a “successor person”) unless:
•Healthcare Realty Trust Incorporated or Healthcare Realty Holdings, L.P., as applicable, is the surviving entity or the successor person (if other than Healthcare Realty Trust Incorporated or Healthcare Realty Holdings, L.P., as applicable) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
The indenture governing the debt securities of Healthcare Realty Holdings, L.P. will not prevent any consolidation or merger of Healthcare Realty Trust Incorporated with or into any other person or persons, or the sale, conveyance, transfer or lease of all or substantially all of the property of Healthcare Realty Trust Incorporated to any other person, provided:
•Healthcare Realty Trust Incorporated is the continuing entity or the successor entity (if other than Healthcare Realty Trust Incorporated) expressly assumes the obligations of Healthcare Realty Trust Incorporated under its guarantee and the due and punctual performance and observance of all of the covenants and conditions in the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
We must deliver to the trustee prior to the consummation of the proposed transaction an officer’s certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and any supplemental indenture will comply with the indenture.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Guarantees
Unless otherwise described in the applicable prospectus supplement, the debt securities issued by Healthcare Realty Holdings, L.P. will be fully and unconditionally guaranteed by Healthcare Realty Trust Incorporated. The applicable prospectus supplement relating to a series of debt securities will provide that those debt securities will have the benefit of a guarantee. Any such guarantees will be joint and several obligations of the respective guarantor. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of a guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the debt securities of the applicable series or the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the applicable issuer or any guarantor;
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered and, if requested, provided, indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us (and any guarantor, to the extent required under applicable law), within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We, any guarantor and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
•to reflect the release of any guarantor in accordance with the terms of the indenture; or

•to add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the applicable guarantees.
We and any guarantor may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;
•waive a redemption payment with respect to any debt security; or
•if the debt securities of that series are entitled to the benefit of a guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to holders.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we and any guarantor may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We and any guarantor will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture, the debt securities and any guarantees, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, any guarantors, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, any guarantors, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Description of Units
We may offer units under this prospectus, which consist of an interest in two or more classes of securities offered hereby. While the terms we have summarized below will generally apply to any future units we may offer pursuant to this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplements. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.
The applicable prospectus supplements relating to any units that we offer will include specific terms of any offering of units for which this prospectus is being delivered, including the following, to the extent applicable:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•whether we will apply to have the units traded on a securities exchange or securities quotation system;
•a discussion of any material U.S. federal income tax considerations applicable to the units; and
•how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.
The description in the applicable prospectus supplements of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith.

Global Securities
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or “DTC,” and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

Selling Stockholders
We may register shares of common stock covered by this prospectus for re-offers and resales by any selling stockholders named in a prospectus supplement. Selling stockholders may resell all, a portion or none of their shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

United States Federal Income Tax Considerations
The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the purchase, ownership and disposition of our capital stock or the debt securities of our operating partnership. For purposes of this discussion, references to “we,” “our” and “us” mean only Healthcare Realty Trust Incorporated and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:
•the Code;
•current, temporary and proposed Treasury regulations promulgated under the Code, or the Treasury Regulations;
•the legislative history of the Code;
•administrative interpretations and practices of the Internal Revenue Service, or the IRS; and
•court decisions;
in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders and the holders of our operating partnership’s debt securities. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in our capital stock or our operating partnership’s debt securities, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT or otherwise with respect to the matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock or our operating partnership’s debt securities, or our election to be taxed as a REIT.
You are urged to consult your tax advisors regarding the tax consequences to you of:
•the purchase, ownership and disposition of our capital stock, including the U.S. federal, state, local, non-U.S. and other tax consequences;
•our election to be taxed as a REIT for U.S. federal income tax purposes; and
•potential changes in applicable tax laws.
Taxation of Our Company
General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2007. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.
Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended December 31, 2022, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
•First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.
•Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.
•Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.
•Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.
•Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
•Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.
•Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.
•Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries (described below), including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.
•Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest,” or “redetermined TRS service income,” as described below under “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.
•Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.
•Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.
We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.
Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:
(1)that is managed by one or more trustees or directors;
(2)that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;
(4)that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;
(5)that is beneficially owned by 100 or more persons;
(6)not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and
(7)that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock (including our common stock) is contained in the discussion in this prospectus under the heading “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “—Tax Aspects of Our Operating Partnership and its Subsidiary Partnerships and Limited Liability Companies.”
We have control of our operating partnership and most of its subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries. We own interests in a company that has elected, together with us, to be treated as our taxable REIT subsidiary, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “—Asset Tests.” Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.
Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
•The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;
•Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;
•Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and
•We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”
We generally do not intend, and as the general partner of our operating partnership, we do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.
Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces will meet these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where any portion of the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but (subject to certain exceptions) not the 75%, gross income test. Notwithstanding the foregoing, our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property.
We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
•following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and
•our failure to meet these tests was due to reasonable cause and not due to willful neglect.
It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “—Failure to Qualify” below. As discussed above in “—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income. Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the general partner of our operating partnership, we intend to cause our operating partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit our operating partnership or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.
Penalty Tax. Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
From time to time, a taxable REIT subsidiary of ours provides services to our tenants. We believe we have set, and we intend to set in the future, any fees paid to our taxable REIT subsidiaries for such services at arm’s length rates, although the fees paid may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 25% (20% for (i) taxable years beginning before July 31, 2008 and (ii) taxable years beginning after December 31, 2017 and before January 1, 2026) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We, through our operating partnership, own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting power limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 25% (20% for (i) taxable years beginning before July 31, 2008 and (ii) taxable years beginning after December 31, 2017 and before January 1, 2026) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
In addition, we may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65, or the “Revenue Procedure,” provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the IRS as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:
•90% of our REIT taxable income; and
•90% of our after-tax net income, if any, from foreclosure property; minus
•the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.
For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “—General.”
Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships (including our operating partnership) are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a “publicly offered REIT.” However, Subsidiary REITs we may own from time to time may not be publicly offered REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as the general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Like-Kind Exchanges. We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Tax Liabilities and Attributes Inherited in Connection with Acquisitions. From time to time, we or our operating partnership may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “—General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.
Moreover, we or one of our subsidiaries may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we or our subsidiary, as applicable, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “—Prohibited Transaction Income”).
Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.
Failure to Qualify. If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of Our Operating Partnership and its Subsidiary Partnerships and Limited Liability Companies
General. All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of the assets of its subsidiary partnerships, based on our capital interests in each such entity. See “—Taxation of Our Company—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity (e.g., our operating partnership) for all purposes under the Code, including all REIT qualification tests.

Entity Classification. Our interests in our operating partnership and its subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership will be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating partnership or any of its subsidiary partnerships will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Taxation of Our Company—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership, or a subsidiary treated as a partnership or disregarded entity, to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe our operating partnership and each of its subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.
Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of our operating partnership and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests generally will carry over to our operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (ii) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in clause (ii) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”
Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules. Under current tax law, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including our operating partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in our capital stock.
Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Our Operating Partnership’s Debt Securities
The following discussion is a summary of certain material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock or our operating partnership’s debt securities. This discussion is limited to holders who hold our capital stock or our operating partnership’s debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•persons holding our capital stock or our operating partnership’s debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•REITs or regulated investment companies;
•brokers, dealers or traders in securities;
•“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or our operating partnership’s debt securities being taken into account in an applicable financial statement;
•persons deemed to sell our capital stock or our operating partnership’s debt securities under the constructive sale provisions of the Code;

•tax-qualified retirement plans; and
•persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR OUR OPERATING PARTNERSHIP’S DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or our operating partnership’s debt securities that, for U.S. federal income tax purposes, is or is treated as:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or our operating partnership’s debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or our operating partnership’s debt securities, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or our operating partnership’s debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.
Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will generally be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year, and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:
•include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;
•be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;
•receive a credit or refund for the amount of tax deemed paid by it;
•increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
•in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Capital Stock. Except as described below under “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.
Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
•is “substantially disproportionate” with respect to the U.S. holder,
•results in a “complete redemption” of the U.S. holder’s stock interest in us, or
•is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”
Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and

(2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.
Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income, or UBTI, to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.
Distributions Generally. Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
(1)a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or
(2)the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
(1)the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or
(2)the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Capital Stock. Except as described below under “—Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain ownership rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” ownership generally will be determined by looking through certain pass-through entities and certain other entities. Notwithstanding the foregoing ownership rules, a person who at all applicable times holds less than 5% of a class of a REIT’s stock that is “regularly traded” on an established securities market in the United States will be treated as a United States person unless the REIT has actual knowledge that such person (i) is not a United States person or (ii) in certain cases, is a foreign-controlled entity. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and
(2)such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.
In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “—Sale of Our Capital Stock.”
Taxation of Holders of Our Operating Partnership’s Debt Securities
The following summary describes certain material U.S. federal income tax consequences of purchasing, owning and disposing of debt securities issued by our operating partnership. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

U.S. Holders
Payments of Interest. Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition. A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
Payments of Interest. Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:
•the non-U.S. holder does not, actually or constructively, own 10% or more of our operating partnership’s capital or profits;
•the non-U.S. holder is not a controlled foreign corporation related to our operating partnership through actual or constructive stock ownership; and
•either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.
If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition. A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Taxation of Holders of Our Operating Partnership’s Debt Securities—Non-U.S. Holders—Payments of Interest”) unless:
•the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or
•the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
U.S. Holders. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or our operating partnership’s debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:
•the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
•the holder furnishes an incorrect taxpayer identification number;
•the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders. Payments of dividends on our capital stock or interest on our operating partnership’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on our operating partnership’s debt securities paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or our operating partnership’s debt securities.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our operating partnership’s debt securities, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or our operating partnership’s debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our operating partnership’s debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or our operating partnership’s debt securities.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisors regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or our operating partnership’s debt securities.

Plan of Distribution
We or any of the selling securityholders may sell the offered securities from time to time:
•through underwriters or dealers;
•through agents;
•directly to one or more purchasers; or
•through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

Legal Matters
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, New York, New York, and, with respect to certain matters of Maryland law, Venable LLP, Baltimore, Maryland. Latham & Watkins LLP, New York, New York, has issued an opinion to us regarding certain tax matters described under “United States Federal Income Tax Considerations.” Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
Experts
The consolidated financial statements and schedules as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information
This prospectus summarizes material provisions of contracts and other documents referred to by us. Since this prospectus may not contain all the information that you may find important, you should review the full text of those documents. You should rely only on the information contained and incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or inconsistent information from that contained in this prospectus and the applicable prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement, as well as information we previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of this prospectus and the applicable prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
We make available free of charge through our website, which you can find at www.healthcarerealty.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website shall not be deemed to be a part of this prospectus.
Incorporation of Certain Documents by Reference
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically modify and supersede the information included in or incorporated by reference into this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information.
The following documents are incorporated by reference (other than any portions of any such documents that are not deemed “filed” under the Exchange Act and applicable SEC rules):
•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 1, 2026 and July 30, 2026, respectively;
•the portions of our Proxy Statement for the 2026 Annual Meeting of Stockholders, filed with the SEC on April 7, 2026 and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025;
•our Current Reports on Form 8-K, excluding the portions that were “furnished” in accordance with SEC rules, as filed with the SEC on January 7, 2026 (excluding Item 7.01 and Exhibit 99.1), February 23, 2026, May 5, 2026, May 7, 2026, May 19, 2026 and May 20, 2026;
•the description of our common stock contained in our Registration Statement on Form 8-A, dated June 5, 2012, and any other amendment or report filed for the purpose of updating such description;
•any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings under this prospectus (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).

You may request a copy of any of these filings, at no cost, by writing to or telephoning the Company at the following address or telephone number:
Healthcare Realty Trust Incorporated
3310 West End Avenue, Suite 700
Nashville, Tennessee 37203
Attention: Communications
(615) 269-8175
Communications@healthcarerealty.com